CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A-2, into the Company's previously filed Registration Statement on Form S-8 (File No. 33-83378).






                              ARTHUR ANDERSEN LLP


Las Vegas, Nevada
June 20, 1997